EXHIBIT 99.1

For Immediate Release

Carrier Announces Portfolio Transformation to Create Global Leader in Intelligent

Climate and Energy Solutions

•	Carrier to acquire Viessmann Climate Solutions for €12 billion in cash and stock issued directly to Viessmann Group with a long-term ownership commitment

•	Most attractive asset in the most attractive segment: premier company with highly differentiated channel, customer access and technology significantly enhances Carrier’s strategy to capitalize on the rapid energy transition in Europe

•	Creates the most comprehensive and differentiated suite of sustainable technologies and services, which Carrier can scale globally

•	Carrier plans to exit its Fire & Security and Commercial Refrigeration businesses

•	Transforms Carrier into a pure-play, more focused, higher growth global market leader

•	Carrier will host a conference call Wednesday, April 26 at 7:30 a.m. ET

PALM BEACH GARDENS, Fla., – April 25, 2023 – Carrier Global Corporation (NYSE: CARR) today announced strategic actions that will transform the Company’s business portfolio and establish Carrier as a pure-play, global leader in intelligent climate and energy solutions.

Carrier will acquire Viessmann Climate Solutions, the largest segment of Viessmann Group, in a cash and stock transaction valued at €12 billion, subject to working capital and other adjustments. The value represents approximately 13X synergized projected 2023 EBITDA. A privately held company with a 106-year legacy of innovation, Viessmann Climate Solutions provides Carrier with an iconic, premium brand in the highest growth segment of the global heat pump and energy transition markets. In addition, Carrier announced plans to exit its Fire & Security and Commercial Refrigeration cabinet businesses.

“The acquisition of Viessmann Climate Solutions is a game-changing opportunity,” said Carrier Chairman & CEO David Gitlin. “Climate change, sustainability requirements and geopolitical factors are driving an unprecedented energy transition in Europe. Accelerated by government regulations and incentives, the transition creates a significant, long-term growth opportunity. Viessmann Climate Solutions is uniquely positioned to capitalize on this opportunity with its premier brand, highly differentiated distribution channel and innovative product offerings. With 70% of its business consisting of heat pumps and related accessories, solar PV, batteries and services, Viessmann Climate Solutions is a critical leader in Europe’s energy transition. We look forward to welcoming its 11,000 team members to the Carrier family and Max Viessmann, CEO of Viessmann to the Carrier Board of Directors at closing, which is expected around the end of 2023.

“The Viessmann Climate Solutions acquisition and planned exit of Fire & Security and Commercial Refrigeration will further simplify our business portfolio and accelerate our strategy to establish Carrier as the global leader in intelligent climate and energy solutions,” continued Gitlin. “Recent strategic actions, including the Toshiba Carrier Corporation acquisition and the sale of Chubb, have aligned our company with the most significant megatrends impacting the heating and cooling industry, including managing climate change and delivering on net zero emissions targets. While Fire & Security and Commercial Refrigeration are great businesses with incredible, customer-focused teams, the planned exits sharpen the strategic focus Carrier has gained through its 2020 spin-off from United Technologies. With Viessmann Climate Solutions, we are positioning ourselves to be the global climate solutions champion, poised to deliver higher growth and superior shareowner value.”

Max Viessmann, CEO of Viessmann, said, “Our purpose is to create living spaces for generations to come. Carrier’s global reach, broad product portfolio, financial strength and shared commitment to sustainability will enable our Climate Solutions business to fully capitalize on our innovative, integrated solution offering and maximize our impact on Europe’s independent energy transition. Following the closing of the transaction, the Viessmann Group will remain committed as a significant, long-term shareowner of Carrier, reflecting our family’s high confidence in the superior value to be created by this combination. Joining Carrier’s Board of Directors will enable me to work directly with Dave, my fellow directors and the Carrier team to realize the substantial potential of the combination of two iconic and market-leading companies.”

Strategic Benefits

•	Positions Carrier to lead in the rapid climate and energy transition in Europe, which is driving sustainable market growth. Geopolitical dynamics and the push for energy independence are driving European governments to promote and prioritize renewable and electric solutions for heating and cooling, which comprise approximately half of Europe’s residential energy requirements. European governments are actively promoting heat pumps and renewable solutions to address these challenges and have implemented a number of related regulations and incentive programs that are expected to result in a significant growth opportunity for key climate solutions. The $5 billion European heat pump segment, in which Viessmann Climate Solutions specializes, is expected to triple in size to $15 billion by 2027.

•	Adds the premier asset in the European climate transition market to Carrier’s portfolio with a proven track record and confidence of high, sustained growth.

As the premier European climate solutions manufacturer, Viessmann’s iconic global brand commands premium pricing. Viessmann Climate Solutions also benefits from unique customer access with a direct-to-installer model that includes more than 75,000 installers in 25 countries. These differentiators, combined with its innovative product offerings, have resulted in a superior growth track record and profile. Sales and EBITDA* have grown over 15% on a compounded annual growth rate basis since 2020, with double-digit growth expected to continue through 2030. 2023 forecasted EBITDA* is approximately €0.7 billion on approximately €4 billion of sales.

•	Provides new capabilities that expand Carrier’s comprehensive renewable offerings and strengthen Carrier’s differentiated, digitally enabled lifecycle solutions. In addition to proprietary heat pump technology, Viessmann Climate Solutions offers renewable energy capabilities and home battery storage, as well as smart home system controls and applications that can all be integrated to drive energy efficiency, reliability and convenience. Viessmann Climate Solutions also has extensive digital offerings that expand Carrier’s subscription and aftermarket offerings. The combination creates the industry’s most comprehensive and differentiated suite of sustainable technologies and services, which Carrier plans to scale globally.

•	Transforms Carrier into a simpler, pure-play global leader in intelligent climate and energy solutions. The Viessmann Climate Solutions acquisition accelerates Carrier’s transformation into a global leader of intelligent climate and energy transition solutions. Viessmann Climate Solutions’ leadership position in Europe coupled with Toshiba and Giwee’s leadership positions in Asia and Carrier’s in the Americas provides the company with established leadership positions in all attractive segments in all major geographies. The planned exits from the Fire & Security and Commercial Refrigeration businesses will reduce operational complexity and sharpen focus. The outcome will be a Carrier with market-leading positions globally with a higher growth profile.

Planned Exit of Fire & Security and Commercial Refrigeration Businesses

Carrier expects to exit its Fire & Security and Commercial Refrigeration businesses over the course of 2024. Carrier’s 2020 spin-off from United Technologies made it a nimbler, more focused, higher growth company. The exits of Fire & Security and Commercial Refrigeration will bring greater focus to Carrier’s strategy and portfolio, while benefitting these businesses’ customers and employees.

Carrier expects to use proceeds from any separation transaction to reduce leverage consistent with an investment-grade profile and to repurchase the equivalent shares issued to the Viessmann family.

The planned exits do not include UTEC, Fire & Security’s controls business for residential HVAC customers or Carrier Transicold’s transport refrigeration, Profroid mechanical systems and Sensitech monitoring businesses.

Viessmann Climate Solutions Transaction Details and Financial Benefits

Under the terms of the agreement, subject to working capital and other adjustments, Carrier will acquire Viessmann Climate Solutions for €12 billion, of which 80% will be in cash and 20% in Carrier common stock delivered to Viessmann Family Holdings.

Reflecting their confidence in Carrier’s growth and value creation, the Viessmann family has agreed to certain long-term lock-up provisions with respect to its equity ownership of Carrier common stock. Max Viessmann will join Carrier’s Board of Directors.

Carrier expects to fund the cash portion of the consideration through a combination of cash on hand and newly committed financing.

Carrier expects to maintain its investment grade credit rating at the close of the Viessmann Climate Solutions acquisition and return to its pre-transaction leverage profile within approximately two years. It also expects to resume share repurchases upon reaching its current leverage. The Company remains committed to a growing and sustainable dividend.

Financial benefits of the acquisition include:

•	Enhanced top-line and EBITDA* growth. The acquisition significantly enhances Carrier’s growth profile given Viessmann Climate Solutions’ expected continued double-digit sales growth. As a result, Carrier expects this acquisition to add more than 100 basis points to the Company's revenue growth profile.

•	Acquisition accretive to adjusted EPS* by year two. The acquisition is expected to be modestly dilutive in 2024 to adjusted EPS*, accretive in 2025 and increasingly accretive thereafter. Free cash flow* yield is expected to be high-single-digits in year five.

•	Increases aftermarket and recurring revenue growth profile. Viessmann Climate Solutions has a large installed base serviced by more than 1,300 service and support personnel, which is projected to drive double-digit aftermarket growth. In addition to over 90,000 maintenance contracts, including subscription models, Viessmann Climate Solutions’ ViCare digital platform has over 500,000 connected devices that allow customers to use its products and services easily and effectively.

•	Meaningful synergies. Carrier anticipates approximately €200 million of run-rate cost synergies primarily from procurement and insourcing. The vast majority of the cost synergies will be realized by year three. Revenue synergies from cross-selling opportunities are expected to provide further upside.

•	Reduced complexity. Following the acquisition and business exits, Carrier will benefit from a simplified structure with a smaller footprint, fewer ERP systems, fewer legal entities, and fewer, yet more scalable, global businesses.

Viessmann Climate Solutions Transaction Approvals and Time to Close

The Carrier and Viessmann boards of directors have each approved the acquisition, which is expected to close around the end of 2023, subject to customary closing conditions and regulatory approvals.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Linklaters LLP are serving as legal advisors to Carrier in connection with the Viessmann Climate Solutions acquisition.

Goldman Sachs & Co. LLC is serving as financial advisor and Hengeler Mueller and Davis Polk & Wardwell are serving as legal advisors to Viessmann.

Analyst/Investor Conference Call and Webcast

Carrier will host a conference call tomorrow at 7:30 a.m. to discuss this announcement and its first quarter 2023 results, separately announced today. In light of this call, Carrier is cancelling its previously scheduled earnings conference call on Thursday, April 27, 2023.

To listen to today’s call by phone, participants must pre-register at Carrier’s Investor Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available on the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations.

About Carrier

Carrier Global Corporation, global leader in intelligent climate and energy solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit corporate.carrier.com or follow Carrier on social media at @Carrier.

Cautionary Statement

*Note: When the company provides expectations for organic sales, adjusted operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CARR-IR

Contacts:

Carrier Media

Ashley Barrie

860-416-3657

Ashley.Barrie@Carrier.com

Carrier Investor Relations

Sam Pearlstein

561-365-2251

Sam.Pearlstein@Carrier.com

Use and Definitions of Non-GAAP Financial Measures

Carrier Global Corporation (“Carrier”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, earnings before interest, taxes and depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, adjusted earnings per share (“EPS”), adjusted interest expense, net, adjusted effective tax rate and net debt are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Incremental margins / earnings conversion represents the year-over-year change in adjusted operating profit divided by the year-over-year change in net sales. EBITDA represents net income attributable to common shareholders (a GAAP measure), adjusted for interest income and expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, excluding non-service pension benefit, non-controlling interest in subsidiaries’ earnings from operations, restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted interest expense, net represents interest expense (a GAAP measure) and interest income (a GAAP measure), net excluding other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure). For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring, amortization of acquired intangibles and other significant items.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners.

Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When we provide our expectations for organic sales, adjusted operating profit, EBITDA, adjusted EBITDA, adjusted operating margin, adjusted interest expense, net, adjusted effective tax rate, incremental margins/earnings conversion, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, net income attributable to common shareholders, operating margin, interest expense, effective tax rate, incremental operating margin, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.